Exhibit N(2)

Form of

Amended Schedule A

(effective as of April 24, 2026)

to the

MML Series Investment Fund

Amended and Restated Rule 18f-3 Plan

Adopted June 17, 2020

Fund	Initial Class	Service Class	Class I	Class II	Class III	Service Class I
MML Focused Equity Fund				✔		✔
MML Foreign Fund	✔	✔
MML Income & Growth Fund	✔	✔
MML Small/Mid Cap Value Fund	✔	✔
MML Sustainable Equity Fund	✔	✔
MML VIP Aggressive Allocation Fund	✔	✔
MML VIP American Century Mid Cap Value Fund	✔	✔
MML VIP American Century Small Company Value Fund				✔		✔
MML VIP American Funds 65/35 Allocation Fund						✔
MML VIP American Funds 80/20 Allocation Fund						✔
MML VIP American Funds Growth Fund						✔
MML VIP Balanced Allocation Fund	✔	✔
MML VIP BlackRock® Equity Index Fund			✔	✔	✔	✔
MML VIP Conservative Allocation Fund	✔	✔
MML VIP Fidelity Institutional AM® Core Plus Bond Fund				✔		✔
MML VIP Growth Allocation Fund	✔	✔
MML VIP Invesco Global Fund			✔	✔		✔
MML VIP Invesco Main Street Equity Fund				✔		✔
MML VIP JPMorgan U.S. Research Enhanced Equity Fund[1]	✔	✔
MML VIP Loomis Sayles Large Cap Growth Fund	✔	✔
MML VIP MFS® International Equity Fund				✔		✔
MML VIP Moderate Allocation Fund	✔	✔
MML VIP T. Rowe Price Blue Chip Growth Fund	✔	✔
MML VIP T. Rowe Price Equity Income Fund	✔	✔
MML VIP T. Rowe Price Mid Cap Growth Fund	✔	✔
MML VIP Wellington Small Cap Growth Equity Fund	✔	✔

1    Currently named MML Managed Volatility Fund. New name shown to be proposed at the next Board meeting.

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